PHANTOM STOCK AGREEMENT
(Cash Settlement)

THIS PHANTOM STOCK AGREEMENT (this “Agreement”), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and the Director set forth on the Grant Notice (“Director”) is made as of the effective date set forth in the electronic correspondence notifying the director of this award (the “Grant Notice”).
1.Award of Phantom Shares. Pursuant to the GROUP 1 AUTOMOTIVE, INC. 2014 LONG TERM INCENTIVE PLAN (the “Plan”), the Company hereby awards the number of phantom shares of the Company (the “Phantom Shares”) set forth in the Grant Notice to Director, subject to the terms and restrictions set forth herein. Director acknowledges receipt of a copy of the Plan, and agrees that this award of Phantom Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. The Plan and the Grant Notice are incorporated herein by reference as a part of this Agreement. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.
2.    Vesting and Forfeiture of Phantom Shares. (a) The Phantom Shares shall be vested as of the Date of Grant set forth in the Grant Notice.
a.While a Phantom Share remains outstanding pursuant to this Agreement, an amount equivalent to the cash dividends paid with respect to a share of the Company’s common stock (“Common Stock”) during such period shall be held by the Company without interest until the cash payment is deliverable to Director with respect to such Phantom Share or such Phantom Share is forfeited, and then such amount shall be paid to Director or forfeited, as the case may be.
3.    Settlement. A lump sum cash payment will be made to Director in settlement of Director’s Phantom Shares equal to the average of the high and low sales prices of the Company’s Common Stock on the date of Director’s “separation from service, as such term is defined in §1.409A-1(h), for any reason (“Settlement Date”) multiplied by the number of vested Phantom Shares set forth in the Grant Notice. Such payment will be made within 30 days following the Settlement Date, but the payment pursuant to this Section 3 shall not bear any interest owing to such delay. Neither this Section 3 nor any action taken pursuant to or in accordance with this Section 3 shall be construed to create a trust or a funded or secured obligation of any kind. Notwithstanding the foregoing, payment of cash pursuant to this Section 3 may not be made prior to the first day such payment would not be subject to the additional tax imposed by Section 409A of the Code.
4.    Nontransferability of Phantom Shares. Director may not sell, transfer, pledge, exchange, hypothecate or dispose of the Phantom Shares. A breach of these terms of this Agreement shall cause a forfeiture of the Phantom Shares.
5.    Withholding of Tax. To the extent that the grant or vesting of the Phantom Shares, or the payment of cash with respect thereto, results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company such amount of money at such time as the Company may require to meet its obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company, in its sole discretion, may approve.
6.    Board Membership. Nothing in the adoption of the Plan, nor the award of Phantom Shares thereunder pursuant to this Agreement, shall confer upon Director the right to continued membership on the Board or limit in any way the right of the Board or the stockholders of the Company to terminate Director’s membership on the Board at any time. Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
7.    Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between Director and the Company and constitute the entire agreement between Director and the Company with respect to the subject matter of this Agreement. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A of the Code, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or administrative guidance issued thereunder.
8.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.
9.    Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.